UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2012

Non-Invasive Monitoring Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-13176	59-2007840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 16, 2012, certain shareholders (the "Majority Shareholders") of Non-Invasive Monitoring Systems, Inc., a Florida corporation (the "Company"), took action by written consent ("Written Consent"). As of such date, the Majority Shareholders held 37,980,113 shares, or 55.11% of the Company’s issued and outstanding common stock, par value $0.01 per share ("Common Stock"), 38,454 shares, or 62.0% of the Company’s issued and outstanding Series C Convertible Preferred Stock, par value $1.00 per share, which are currently convertible into 961,354 shares of Common Stock, and 2,571 shares, or 92.0% of the Company’s issued and outstanding Series D Convertible Preferred Stock, par value $1.00 per share ("Series D Preferred"), which are currently convertible into12,855,000 shares of Common Stock. In aggregate, on an as-converted into Common Stock basis, the Majority Shareholders together control approximately 61.3% of the voting power of all of the Company’s outstanding shares of capital stock. Pursuant to the Written Consent, the Majority Shareholders approved:

• an amendment to the Company’s Articles of Incorporation, which increases the authorized number of shares of the Common Stock from 100 million shares to 400 million shares (the "Amendment"); and

• the Non-Invasive Monitoring Systems, Inc. 2011 Equity Incentive Plan (the "Plan"), pursuant to which the Company may award up to 4 million shares of Common Stock to the Company’s employees, nonemployee directors and independent contractors for the purpose of, among other things, motivating these persons to put forth maximum efforts toward our growth, profitability and success.
The Majority Shareholders, voting their respective shares of the Company’s capital stock together as a single class, cast an aggregate of 51,796,467 (approximately 61.3% of the votes eligible to be cast votes "for" the Amendment and the Plan, and the Majority Shareholders holding shares of Series D Preferred, voting separately as a single class, cast an aggregate of 2,571 votes (approximately 92% of the outstanding shares of Series D Preferred), "for" the Amendment and the Plan. No shares of the Company’s capital stock were cast "against" either the Amendment or the Plan, and there were no abstentions or broker non-votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

March 22, 2012	By:	James J. Martin

Name: James J. Martin
Title: Chief Financial Officer